SURRENDER OF LEASE


     AGREEMENT dated the 22nd day of December, 1998, by and between 873 BROADWAY ASSOCIATES, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York (hereinafter referred to as "Landlord"), and HARVEY ELECTRONICS, INC., a New Jersey corporation having an office at 205 Chubb Avenue, Lyndhurst, New Jersey 07071 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

     WHEREAS, by agreement of lease dated as of November, 1992, Landlord leased to Reliable Broadway, Inc., a New York corporation, those certain premises known as Store No. 2 and Basement No. 2 (the "Premises") in the building known as 873 Broadway, New York, New York (the "Building");

     WHEREAS, such lease was assigned, by Assignment of Lease dated June 26, 1996, to Room Plus Furniture, Inc., Tenant's predecessor in interest (hereinafter, "Tenant's Predecessor") (such assignment shall hereinafter be referred to as the "First Assignment");

     WHEREAS, such lease, as assigned, was further assigned to Tenant by Assignment of Lease (herein, the "Second Assignment") dated June 29, 1998 (such lease, as assigned and together with any modifications, amendments and extensions thereof, if any, shall hereinafter be collectively referred to as the "Lease");

     WHEREAS, Tenant is now desirous of cancelling the Lease and surrendering possession of the Premises;

     WHEREAS, Landlord is willing to accept a surrender of the Premises upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

     1. The Lease is hereby cancelled as of the date hereof (hereinafter referred to as the "Cancellation Date") with the same force and effect as if said date were initially set forth in the Lease as the termination date thereof.

     2. Tenant covenants and agrees that it will, on or before the Cancellation Date, surrender possession of the Premises to Landlord, broom clean and in accordance with the Lease provisions. Tenant hereby gives, grants and surrenders unto the Landlord, its successors and assigns, the Premises and all of its right, title and interest therein, TO HAVE AND TO HOLD unto Landlord, its successors and assigns, effective as of the day following the Cancellation Date.

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     3. Tenant hereby covenants that it has not done or suffered  anything to be done whereby said Premises have been encumbered in any way whatsoever, nor shall the Premises be in any way encumbered on the day Tenant surrenders possession thereof to Landlord.

     4. Tenant warrants, covenants and agrees, at its sole cost and expense, to the extent reasonably practicable, fully and promptly cooperate with Landlord in any action, proceeding or endeavor of Landlord to recover any moneys and/or damages from Tenant's Predecessor including, without limitation, damages due from Tenant's Predecessor arising out of the First Assignment. Such cooperation shall include, without limitation, serving as a witness and/or providing testimony (at depositions, in court, or otherwise), and promptly providing those documents requested by Landlord.

     5. Tenant hereby assigns to Landlord all its rights, claims and interests arising out of the Lease. Tenant hereby releases Landlord, its successors and assigns, from any and all claims and obligations under the Lease. Provided Tenant complies with the provisions hereof, including, without limitation, Paragraph 4, Landlord hereby releases Tenant from any and all claims of Landlord for any payments due Landlord in connection with the Second Assignment.

     6. Landlord has simultaneously herewith delivered to Tenant a check in the amount of $39,748.00 (which amount represents the sum of $50,000.00 less rent due under the Lease through 12/31/1998 or $12,752.00 plus a rent credit equal to $2,500.00), and agrees to deliver a check in the amount of $40,000.00 on the first anniversary of the date hereof, and a check in the amount of $35,000.00 on the second anniversary of the date hereof as consideration for Tenant's agreement to surrender the Premises and comply with the other provisions of this agreement including, without limitation, Paragraphs 4 and 5 hereof.

     7. Provided Tenant fully and faithfully complies with all the terms, covenants and conditions of this Agreement, the security, or any balance thereof, on deposit with Landlord under the Lease, shall be returned to Tenant within thirty (30) days after the Cancellation Date

     8. Tenant agrees to be responsible for all charges for utilities consumed at the Premises to and including the Cancellation Date, as more particularly set forth in the Lease. The obligation of Tenant in respect of such charges shall survive the cancellation of the Lease.

     9. Tenant acknowledges that this Agreement is being offered to Tenant for signature by the managing agent of the building, solely in its capacity as such agent, and is subject to Landlord's acceptance and approval. Tenant further acknowledges that it has affixed its signature hereto with the understanding that nothing herein contained shall in any way bind Landlord or its agent until such time as this Agreement has been executed by Landlord and a fully executed copy delivered to Tenant.

     10. Tenant agrees that it shall solely be liable for, and warrants, covenants and agrees to pay, any and all taxes (including, without limitation, transfer taxes) due to any governmental authority arising out of this transaction, all costs, expenses, fees, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply therewith, and shall, at Tenant's sole cost and expense, defend, indemnify and hold Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs and expenses, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant of this Paragraph 10. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

     11. This Agreement may not be changed, modified or cancelled orally, and shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives and assigns.

     IN WITNESS WHEREOF, the parties have hereunder to set their hands and seals as of the day and year first above written.

Witness for Landlord:                      873 BROADWAY ASSOCIATES


                                        By: /s/Martin Meyer
                                            ------------------------------
                                      Name: Martin Meyer
                                      Its:  Agent

Witness for Tenant:                        HARVEY ELECTRONICS, INC.

/s/Joseph J. Calabrese                 By:  /s/Franklin C. Karp
----------------------------               ------------------------------
Joseph J. Calabrese                  Name: Franklin C. Karp
Executive Vice President             Its:  President
 and Chief Financial Officer
Harvey Electronics